UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 30, 2018

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, Suite 400 Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting

☐ material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 8.01              Other Events.

On July 30, 2018, JBG SMITH Properties (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to its prospectus dated July 2, 2018, which was included in its automatic shelf registration statement on Form S-3 (File No. 333-226023) (the “Registration Statement”). The Prospectus Supplement solely relates to 19,780,141 shares of the Company’s common shares of beneficial interest (the “Common Shares”) that may be issued from time to time if, and to the extent that, the holders of an equal number of common limited partnership units (“OP Units”) in our operating partnership, JBG SMITH Properties LP (the “Operating Partnership”) present such OP Units for redemption, and the Company, in its sole and absolute discretion, elects to assume and satisfy the redemption right by issuing our common shares to such holder instead of paying a cash amount, with the issuance of such common shares on a one-for-one basis subject to the terms and conditions of the partnership agreement of the Operating Partnership.

An opinion of the Company’s counsel, Hogan Lovells US LLP, regarding the legality of the Common Shares covered by the Prospectus Supplement described above is filed as Exhibit 5.1 hereto.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

	By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Chief Legal Officer and Corporate Secretary

July 30, 2018